SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 6, 2005

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2005, William W. Krippaehne, Jr. resigned from his position as President and Chief Executive Officer of Fisher Communications, Inc. (the “Company”). Mr. Krippaehne also resigned as a member of the Company’s Board of Directors. The resignation became effective on January 6, 2005. A press release announcing Mr. Krippaehne’s resignation is attached hereto as exhibit 99.1.

On January 6, 2005, the Company’s Board of Directors appointed Benjamin W. Tucker, Jr. as the Company’s acting President and Chief Executive Officer. Mr. Tucker, 57, has been President of Fisher Broadcasting Company since 2001. Mr. Tucker was Executive Vice President of Broadcasting Operations of Fisher Broadcasting Company during 2001. He also served as Senior Vice President of Fisher Television Regional Group—Fisher Broadcasting Company from 1999 to 2001 and was Vice President of Retlaw Enterprises, Inc., a broadcasting company, from 1991 to 1999.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release, dated January 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: January 6, 2005	By	/s/ Robert C. Bateman
Robert C. Bateman
Senior Vice President Chief Financial Officer

Exhibit Index

99.1     Press release, dated January 6, 2005.